Leatt Corp Announces Results for Fourth Quarter and Full Year 2025

Total revenues increase 41%; net income increases 248%;

6th consecutive quarter of year-over-year growth

CAPE TOWN, South Africa, (March 24, 2026) - Leatt Corporation (OTCQB: LEAT), a leading developer and marketer of head-to-toe protective equipment for Moto, MTB, and a wide range of extreme and action sports, today announced financial results for the fourth quarter and full year ending December 31, 2025. All financial numbers are in U.S. dollars.

Fourth Quarter and Full Year 2025 Recent Highlights

· Fourth quarter 2025 revenues were $16.02 million, up 43% compared to 2024.

· Fourth quarter 2025 net income was $464,808, up 204% compared to 2024.

· Total global revenues for 2025 were $61.91 million, up 41% compared to 2024.

· International revenues for 2025 were $44.64 million, up 47% compared to 2024.

· Net Income for 2025 was $3.26 million, up 248% compared to 2024.

· Double-digit revenue growth in all major product categories and sales channels.

· Cash flow generated by operations was $1.80 million for 2025.

· Cash, cash equivalents and restricted cash for 2025 increased 7%, to $13.23 million.

· 5.0 Gravity Helmet and 6.0 HydraDri® Jacket honored at Eurobike 2025.

CEO Sean Macdonald commented, "2025 was a remarkable year for us, fueled by strong international demand for our innovative products, improved stocking dynamics and ordering patterns, and a surge in consumer direct sales. The growing global demand for our products and an expanding Leatt® brand that reaches a much wider group of riders around the world are fueling tremendous traction and momentum.

"We achieved double-digit revenue growth for the fifth consecutive quarter, and year-over-year growth for the sixth consecutive quarter following the post-covid industry-wide inventory overhang. Total global revenues for the year were $61.91 million, a 41% increase over the full year 2024. International revenues were $44.64 million for the full 2025 year, up 47%, year over year, as our distributors continue to re-order and re-stock. Customer direct sales, an important focus area for us, increased by 44%, year over year, and dealer direct sales with our re-organized and re-energized domestic sales force increased by 22%.

"For the fourth quarter of 2025, revenues increased by 43%, year over year, and gross profit as a percentage of sales increased to 46%, as domestic sales continued to grow and we continued to ship our new products. Net income for the quarter was $464,808, an increase of 204% over the fourth quarter of 2024.

"We closed the year with double-digit revenue growth in all of our major product categories in 2025, a testament to the expertise of our creative design and engineering team and continued strong brand momentum. Helmet sales grew by 59%, year over year, sales of our flagship neck brace increased by 18%, body armor revenues increased by 29%, including a 40% increase in footwear sales, and sales of our other products, parts and accessories category increased by 56%.

"Gross profit as a percentage of sales for the year increased to 44%, year over year, as domestic trading conditions continue to improve and our supply chain team achieved logistical efficiencies, despite some uncertainty around global trade tariffs.

"For the full year 2025, income before tax was $4.41 million, an increase of $7.11 million, compared to the full year 2024. Net income for the full year 2025 increased by 248% to $3.26 million, which we believe is a testament to our ability to generate strong revenues and robust margins."

Financial Summary

Total revenues for the fourth quarter of 2025 were $16.02 million, a 43% increase, compared to $11.20 million for the fourth quarter of 2024.

Net Income for the fourth quarter of 2025 was $464,808 or $0.07 per basic and $0.07 per diluted share, as compared to net loss of $(446,459), or $(0.07) per basic and $(0.07) per diluted share, for the fourth quarter of 2024.

Total revenues for the full year 2025 were $61.91 million, a 41% increase, compared to revenues of $44.03 million for the full year 2024. This increase in worldwide revenues is attributable to a $6.52 million increase in body armor sales, a $4.92 million increase in helmet sales, a $5.99 million increase in other products, parts, and accessories sales and a $0.45 million increase in neck brace sales.

Net income for the full year 2025 was $3.26 million, or $0.53 per basic share and $0.51 per diluted share, up 248%, compared to a net loss of $(2.20 million), or $(0.35) per basic share and $(0.34) per diluted share, for 2024.

Leatt continued to meet its working capital needs from cash on hand and internally generated cash flow from operations.  At December 31, 2025, the Company had cash, cash equivalents and restricted cash of $13.23 million, compared to $12.37 million at December 31, 2024, and a current ratio of 4.9:1.

Founder and Chairman Dr. Christopher Leatt remarked, "We are very proud of our design, engineering and innovation expertise that focused on rider safety and performance. These innovations are increasingly being recognized by riders at all levels all around the world as well as our peers.  Our team was once again honored at Eurobike 2025 - where our 5.0 Gravity Helmet won the Eurobike Gold Award for Technical Highlight, and our 6.0 HydraDri® Jacket won the Eurobike Award for Performance Clothing."

Business Outlook

Mr. Macdonald added: "The momentum we are achieving at all levels of our business has our entire team energized and optimistic about the future of the Company. Although there are some potentially challenging geo-political headwinds globally, domestic sales at the dealer level are gaining very promising traction, participation remains strong and international ordering patterns remain robust.

"Our Adventure motorcycle line-up of apparel, helmet and boot sales, backed by positive industry reviews and our proven ability to develop exciting and durable products, continues to exceed our expectations and contribute strongly to our revenue. We look forward to delivering a pipeline of new innovative products to the growing ADV market over the next several quarters.

"Total operating costs increased by 12% last year, and we do expect working capital investments to grow in the coming periods, reflecting our strong drive to building a global, multi-channel team of sales and marketing professionals in emerging and developed markets. The team is building and leveraging revenue opportunities by enabling our brand to reach a much wider group of riders of all levels around the world. We believe that we have sufficient liquidity to fuel this growth.

"Again, we are very enthusiastic about our future. With a growing portfolio of innovative products in the market and in the pipeline, a focus on elevating and amplifying our brand, and a robust balance sheet to fuel the growth, we remain confident that we are well-positioned for future growth and increasing shareholder value."

Conference Call

The Company will host a conference call at 10:00 AM ET on Tuesday, March 24, 2026, to discuss the 2025 fourth quarter and full year results.

Participants should dial in to the call ten minutes before the scheduled time, using the following numbers: 1-800-579-2543 (U.S.A) or 1-785-424-1789 (international) to access the call.

Audio Webcast

There will also be a simultaneous live webcast through the Company's website, www.leatt-corp.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

Replay

An audio replay of the conference call will be available for seven days and can be accessed by dialing 1-844-512-2921 (U.S.A) or 1-412-317-6671 (international) and using passcode 11161317.

For those unable to attend the call, a recording of the live webcast will be archived shortly following the event for 30 days on the Company's website.

About Leatt Corp

Driven by the science of thrill, Leatt Corporation develops head-to-toe personal protective gear for extreme and action sports. This includes the award-winning Leatt-Brace®, a neck brace system considered the gold standard for neck protection when worn in conjunction with a helmet. Leatt products are designed for participants in extreme sports that use motorcycles, bicycles, mountain bikes, all-terrain vehicles, snowmobiles, and other open-air vehicles. For more information, visit www.leatt.com.

Follow Leatt® on Facebook and Instagram.

Forward-looking Statements

This press release may contain forward-looking statements regarding Leatt Corporation (the "Company") within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's ability to maintain sufficient liquidity to continue amplifying the brand to fuel growth; the Company's ability to continue developing a pipeline of innovative products; the general ability of the Company to achieve its commercial objectives, including development and growth of a global, multi-channel sales organization; the business strategy, plans and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "seeks," "should," "could," "intends," or "projects" or similar expressions, and involve known and unknown risks and uncertainties. These statements are based upon the Company's current expectations and speak only as of the date hereof. Any indication of the merits of a claim does not necessarily mean the claim will prevail at trial or otherwise. Financial performance in one period does not necessarily mean continued or better performance in the future. The Company's actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, which factors or uncertainties may be beyond our ability to foresee or control. Other risk factors include the status of the Company's common stock as a "penny stock" and those listed in other reports posted on The OTC Markets Group, Inc.

Contact:

Michael Mason

Investor Relations

Investor-info@leatt.com

[FINANCIAL TABLES TO FOLLOW]

LEATT CORPORATION
CONSOLIDATED BALANCE SHEETS
As of December 31, 2025 and 2024

ASSETS

	December 31, 2025	December 31, 2024
Current Assets
Cash and cash equivalents	$12,988,111	$12,368,100
Restricted cash	244,936	-
Accounts receivable, net	7,904,885	6,409,610
Inventory, net	20,897,693	17,988,737
Payments in advance	1,197,284	870,920
Income tax receivable	734,193	526,498
Prepaid expenses and other current assets	3,634,255	3,003,173
Total current assets	47,601,357	41,167,038

Property and equipment, net	3,660,704	4,000,225
Operating lease right-of-use assets, net	342,413	552,970
Accounts receivable, net	-	56,391
Deferred tax asset, net	396,294	675,000

Other Assets
Deposits	45,189	37,322

Total Assets	$52,045,957	$46,488,946

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$8,595,892	$6,906,939
Refund liability	65,140	-
Notes payable, current	1,804	28,722
Operating lease liabilities, current	309,019	251,946
Other current liabilities	8,370	-
Short term loan, net of finance charges	800,000	733,794
Total current liabilities	9,780,225	7,921,401

Notes payable, neof current portion	-	1,804
Operating lease liabilities, net of current portion	33,394	301,024
Total liabilities	9,813,619	8,224,229

Commitments and contingencies

Preferred stock, $.001 par value, 1,120,000 shares authorized, 120,000 shares issued and outstanding as of December 31, 2025 and December 31, 2024	3,000	3,000
Common stock, $.001 par value, 28,000,000 shares authorized, 6,255,989 shares issued and 6,234,689 outstanding as of December 31, 2025 and 6,217,550 shares issued and outstanding as of December 31, 2024, respectively	130,534	130,555
Accumulated other comprehensive loss	(983,640)	(1,452,335)
Retained earnings	31,859,103	28,595,181
Additional paid - in capital	11,478,399	10,988,316
Treasury stock, at cost, 21,300 and 0 shares of common stock, as of December 31, 2025 and December 31, 2024, respectively	(255,058)	-
Total stockholders' equity	42,232,338	38,264,717

Total Liabilities and Stockholders' Equity	$52,045,957	$46,488,946

The accompanying notes are an integral part of these consolidated financial statements

LEATT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	2025	2024

Revenues	$61,907,914	$44,027,942

Cost of Revenues	34,685,970	26,314,945

Gross Profit	27,221,944	17,712,997

Product Royalty Income	381,757	326,614

Operating Expenses
Salaries and wages	7,917,387	7,140,550
Commissions and consulting expenses	764,602	535,584
Professional fees	853,065	627,659
Advertising and marketing	4,563,919	4,454,906
Office lease and expenses	923,839	702,785
Research and development costs	2,704,071	2,523,881
Bad debt recovery	(65,923)	(76,278)
General and administrative expenses	4,372,333	3,879,553
Depreciation	1,327,190	1,229,847
Impairment loss	234,224	-
Total operating expenses	23,594,707	21,018,487

Income (Loss) from Operations	4,008,994	(2,978,876)

Other Income
Interest and other income, net	397,000	275,413
Total other income	397,000	275,413

Income (Loss) Before Provision for (Benefit from) Income Taxes	4,405,994	(2,703,463)

Provision for (benefit from) Income taxes	1,142,072	(498,799)

Net Income (Loss) Available to Common Shareholders	$3,263,922	$(2,204,664)

Net Income (Loss) per Common Share
Basic	$0.53	$(0.35)
Diluted	$0.51	$(0.34)

Weighted Average Number of Common Shares Outstanding
Basic	6,214,861	6,215,619
Diluted	6,447,385	6,471,072

Comprehensive Income (Loss)
Net Income (Loss)	$3,263,922	$(2,204,664)
Other comprehensive income (loss), net of $0 and ($49,800) deferred income taxes in 2025 and 2024 Foreign currency translation	468,695	(54,077)

Total Comprehensive Income (Loss)	$3,732,617	$(2,258,741)

The accompanying notes are an integral part of these consolidated financial statements.

LEATT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	2025	2024
Cash flows from operating activities
Net income (loss)	$3,263,922	$(2,204,664)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,327,190	1,229,847
Deferred income taxes	278,706	(590,800)
Stock-based compensation	490,062	242,934
Increase in accrued compensation liability	34,377	-
Bad debts recovery	(297,703)	(186,011)
Inventory reserve	(23,377)	306,425
Deferred asset allowance	-	(6,400)
(Gain) loss on sale of property and equipment	(27,890)	233
Increase in refund liability	65,140	-
Recognition of right ot recover asset	(15,671)	-
Impairment loss	234,224	-
(Increase) decrease in:
Accounts receivable	(1,197,572)	746,723
Deferred asset	-	16,001
Inventory	(2,869,908)	2,096,711
Payments in advance	(326,364)	(206,166)
Prepaid expenses and other current assets	(631,082)	(705,239)
Income tax receivable	(207,695)	96,583
Long-term accounts receivable	56,391	253,556
Deposits	(7,867)	(1,112)
Increase (decrease) in:
Accounts payable and accrued expenses	1,654,576	1,704,571
Other current liabilities	8,370	-
Net cash provided by operating activities	1,807,829	2,793,192

Cash flows from investing activities
Capital expenditures	(1,081,946)	(1,229,937)
Proceeds from sale of property and equipment	28,903	1,002
Net cash used in investing activities	(1,053,043)	(1,228,935)

Cash flows from financing activities
Repayment of notes payable to bank	(28,722)	(112,984)
Proceeds from (repayments of) short-term loan, net	66,206	(401,967)
Purchase of treasury stock under share repurchase plan	(255,058)	-
Net cash used in financing activities	(217,574)	(514,951)

Effect of exchange rates on cash, cash equivalents and restricted cash	327,735	(28,626)

Net increase in cash, cash equivalents and restricted cash	864,947	1,020,680

Cash, cash equivalents and restricted cash - beginning of period	12,368,100	11,347,420

Cash, cash equivalents and restricted cash - end of period	$13,233,047	$12,368,100
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	12,988,111	12,368,100
Restricted cash	244,936	-
Total cash, cash equivalents and restricted cash	$13,233,047	$12,368,100

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$47,139	$74,502
Cash paid for income taxes	$1,076,154	$33,826
Other noncash investing and financing activities
Common stock issued for services	$524,440	$242,934